Exhibit 10.1

Extension of Agreement to Organize

and

Operate A Joint Venture

Pursuant to ARTICLE X, TERMINATION, the Parties hereto to that certain Agreement to Organize and Operate a Joint Venture dated June 14, 2018 (“Agreement”), hereby agree to extend the Closing Date of the Agreement up to and including Monday, July 18, 2018.

All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of June 29, 2018.

Digital Power Lending, LLC

By:/s/ William Corbett______________

William Corbett, Manager

QPAGOS

By:/s/ Gaston Pereira________________

Gaston Pereira, Chief Executive Officer

Innovative Payment Systems, Inc.

By:/s/ Greg Rovner_________________

Greg Rovner